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                                                                       Exhibit 5

                                    Honeywell
                                 Law Department
                                  P.O. Box 2245
                            Morristown, NJ 07962-2245

                                                               February 29, 2000

Honeywell International Inc.
101 Columbia Road
Morristown, NJ 07962

Ladies and Gentlemen:

         As Assistant General Counsel, Corporate and Finance, of Honeywell International Inc., a Delaware corporation (the "Company"), I have examined the restated certificate of incorporation and bylaws of the Company as well as such other documents and proceedings as I have considered necessary for the purposes of this opinion. I have also examined and am familiar with post-effective amendment no. 1 to the Company's registration statement on Form S-3 (Reg. No. 33-55425) (the "Amended Registration Statement") as filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to shares of the Company's Common Stock, par value $1.00 per share (the "Common Shares"), which may be issued pursuant to the Honeywell International Inc. Dividend Reinvestment and Share Purchase Plan (the "Plan").

         Based upon the foregoing, and having regard to legal considerations which I deem relevant, I am of the opinion that the Common Shares, when issued pursuant to the terms of the Plan, shall be validly issued, fully paid and non-assessable.

          I hereby consent to the inclusion of this opinion letter as an exhibit to the Amended Registration Statement and the reference to me under the caption "Legal Opinion". In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act.

                                               Very truly yours,

                                               /s/ J. Edward Smith
                                               J. Edward Smith
                                               Assistant General Counsel
                                               Corporate and Finance